                                                                 Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

     We have issued our report dated July 31, 1995 (except for note B, as to which the date is October 18, 1995), accompanying the consolidated financial statements and schedule included in the Annual Report of Lifecore Biomedical, Inc. and Subsidiaries on Form 10-K/A for the year ended June 30, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lifecore Biomedical, Inc. and Subsidiaries on Form S-8 (File No. 33-19288, effective December 23, 1987; File No. 33-26065, effective February 18, 1988; File No. 33-32984, effective January 12, 1990; File No. 33-38914, effective February 8, 1991 and File No. 33-38914, effective date September 26, 1994) and on Form S-2 (File 33-62223, effective date October 13,
1995).




                                                       /s/ GRANT THORNTON LLP
Minneapolis, Minnesota
October 18, 1995